                                                                   Exhibit 23(a)


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Arch Capital Group Ltd. Registration Statement No. 33-34499 on Form S-3 and Registration Statements Nos. 33-99974 and 333-86145 on Form S-8 of our report dated May 18, 2001 on the financial statements of Altus Holdings Limited for the year ended December 31, 2000, appearing in this Current Report on Form 8-K/A.


/s/ Deloitte & Touche LLP
New York, New York
August 6, 2001